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                                                                   EXHIBIT 10.42

                                 LEASE GUARANTY

     The undersigned (the "Guarantor") hereby absolutely and unconditionally guarantees the prompt, complete, and full and punctual payment, observance, and performance of all the terms, covenants, and conditions provided to be paid, kept, and performed by the tenant under that certain Lease Agreement (such lease, as amended, being herein referred to as the "Lease"), dated November 18, 1996, between Security Capital Industrial Trust, as Landlord ("Landlord"), and Floor Ready Apparel, as Tenant ("Tenant") covering the premises located at 1000 New County Road, Secaucus, New Jersey, and all written renewals, amendments, expansions, and modifications of the Lease. This Guaranty shall include any liability of Tenant which shall accrue under the terms of the Lease.

     The obligation of the Guarantor is primary and independent of Tenant's obligations under the Lease and may be enforced directly against the Guarantor independently of and, except as hereinafter set forth, without proceeding against the Tenant or exhausting or pursuing any remedy against Tenant or any other person or entity after expiration of notice and cure periods under the Lease. Guarantor waives any requirement that Landlord mitigate damages under the Lease.

     Landlord hereby agrees, with respect to payment obligations under the Lease only, to draw upon the Security Deposit provided under the Lease prior to recourse against Guarantor and, in such situations, may only draw on the Guaranty if (i) Tenant does not replenish funds from the Security Deposit within 20 days of any such withdrawal or (ii) if the amount owed to Landlord is greater than the Security Deposit (but only for the difference between the current amount owed and the balance of the Security Deposit) of (iii) if Landlord is unable to draw upon the Security Deposit for any reason (excluding any act or omission of Landlord), including the bankruptcy of Tenant.

     This instrument may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.

     The obligations of Guarantor under this Guaranty shall not be released or otherwise affected by reason of any sublease, assignment, or other transfer of the Tenant's interest under the Lease, whether or not Landlord consents to such sublease, assignment, or other transfer.

     Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of said Lease, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

     The obligations of Guarantor hereunder shall not be release by Landlord's receipt, application, or release of security given for the performance and observance of covenants and conditions in said Lease contained on Tenant's part to be performed or observed not by any modification of such Lease; but in case of any such modification the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

     Notwithstanding anything to the contrary contained herein, Landlord hereby acknowledges and agrees that this Guaranty and the obligations hereunder shall be of no force or effect with respect to any amendment or modification of the Lease not acknowledged to in writing by the Guarantor.

     Guarantor waives any defense or right arising by reason of any disability or lack of authority or power of Tenant and shall remain liable hereunder if Tenant or any other party shall not be liable under the Lease for such reason.

     Until any and all of Tenant's outstanding and unsatisfied obligations under the Lease have been fully paid or otherwise satisfied, Guarantor (i) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (ii) waives any right to enforce any remedy which Guarantor now or hereafter shall have against
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Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and (iii) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to the Landlord under said Lease.

     The liability of Guarantor hereunder shall not be released or otherwise affected by (i) the release or discharge of Tenant in any insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Tenant (collectively "proceeding for relief"); (ii) the impairment, limitation, or modification of the liability of Tenant or the estate of the Tenant in any proceeding for relief, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any law relating to bankruptcy, insolvency, or similar proceeding or other law or from the decision in any court; (iii) the rejection or disaffirmance of the Lease in any proceeding for relief; or (iv) the cessation from any cause whatsoever of the liability of Tenant.

     This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by Tenant to Landlord under the Lease is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Tenant, all as though such payment had not been made.

     This Guaranty is executed and delivered for the benefit of Landlord and its successors and assigns, and, except as set forth herein, is and shall be binding upon Guarantor and its successors and assigns, but Guarantor may not assign its obligations hereunder.

     GUARANTOR AND LANDLORD WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND GUARANTOR ARISING OUT OF THIS GUARANTY OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR ANY TRANSACTION RELATED TO THIS GUARANTY.

     Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing the terms of this Guaranty.

     This Guaranty shall be governed by and construed in accordance with the internal laws of the State which governs the Lease excluding any principles of conflicts of laws. For the purpose solely of litigating any dispute under this Guaranty, the undersigned Guarantor and Landlord submit to the jurisdiction of the courts of said state.

     If at any time during the term of the Lease Designer Holdings, Ltd. becomes the Tenant thereunder, the Guaranty will automatically be deemed null and void and no additional or substitute security will be required therefore.
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     Notwithstanding anything to the contrary contained herein, Landlord agrees to surrender the Guaranty upon (i) delivery of a substitute guaranty in form and substance reasonable acceptable to Landlord from an "acceptable guarantor" as hereafter defined. An "acceptable guarantor" shall be an entity that (i) has a tangible net worth (excluding goodwill) of at least fifty million dollars ($50,000,000), and such net worth has not declined for the immediately previous three years and (ii) has not been, at any time, in material default, beyond any applicable grace and cure periods, under any lease with Landlord. In addition, if, at any time during the Lease Term, Tenant meets the standards of an acceptable guarantor, Landlord agrees to release this Guaranty.

     WITNESS THE EXECUTION hereof this 12th day of November, 1996.

                                          GUARANTOR:

                                          DESIGNER HOLDINGS, LTD.

                                          By:
                                            Name:  Arnold H. Simon
                                            Title:   Chief Executive Officer

Acknowledged and Agreed to:

SECURITY CAPITAL INDUSTRIAL TRUST

By:
   Name:  Walter C. Rakowich
   Title:   Senior Vice-President